PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION – DATED APRIL 10, 2026

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule
14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
Galera
Therapeutics
, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION – DATED APRIL 10, 2026

Galera Therapeutics, Inc.

NOTICE & PROXY STATEMENT

Combined 2025 and 2026 Annual Meeting of Stockholders

GALERA THERAPEUTICS, INC.

101 LINDENWOOD DRIVE, SUITE 225

MALVERN, PENNSYLVANIA 19355

April [●], 2026

To Our Stockholders:

You are cordially invited to attend the Combined 2025 and 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Galera Therapeutics, Inc. at 10:00 a.m. Eastern time, on May 8, 2026. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast at www.virtualshareholdermeeting.com/GRTX2026.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Please see the section called “Who can attend the Annual Meeting?” for more information about how to attend the Annual Meeting online.

Whether or not you attend the Annual Meeting online, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote online, even if you have previously submitted your proxy.

Thank you for your support.

Sincerely,

[●]

J. Mel Sorensen, M.D.

President, Chief Executive Officer and Chairman of the Board

STOCKHOLDER PROPOSALS	46

OTHER MATTERS	47

SOLICITATION OF PROXIES	48

GALERA’S ANNUAL REPORT ON FORM 10-K	49

APPENDIX A – CHARTER AMENDMENT TO INCREASE AUTHORIZED COMMON STOCK	A-1

APPENDIX B – CHARTER AMENDMENT TO PROVIDE WRITTEN CONSENT RIGHT	B-1

APPENDIX C – REVERSE STOCK SPLIT CHARTER AMENDMENT	C-1

GALERA THERAPEUTICS, INC.

101 Lindenwood Drive, Suite 225

Malvern, Pennsylvania 19355

NOTICE OF COMBINED 2025 AND 2026 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 8, 2026

The Combined 2025 and 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Galera Therapeutics, Inc., a Delaware corporation (the “Company”), will be held at 10:00 Eastern time on May 8, 2026. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/GRTX2026 and entering your 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting will be held for the following purposes:

•

To elect J. Mel Sorensen, M.D. as a Class III Director to serve until the 2028 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, and each of Nancy Chang, Ph.D. and Michael Friedman as Class I Directors to serve until the 2029 Annual Meeting of Stockholders, and until their respective successors have been duly elected and qualified;

•	To ratify, on an advisory basis, the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

•	To approve, on an advisory basis, the compensation paid to the Company’s named executive officers;

•	To approve, on an advisory basis, the frequency (i.e., every one, two, or three years) of holding future advisory votes to approve the compensation of the Company’s named executive officers;

•	To approve an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 200 million shares to 400 million shares;

•	To approve an amendment to the Company’s Restated Certificate of Incorporation to permit stockholders to act by written consent in lieu of a meeting;

•

To approve an amendment to the Company’s Restated Certificate of Incorporation that would effect a reverse stock split at a ratio between 1:75 and 1:200, if and when determined by our Board of Directors; and

•	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Holders of record of our common stock as of the close of business on April 10, 2026 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting by contacting our corporate secretary, stating the purpose of the request and providing proof of ownership of Company stock. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting online, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. You may also sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

GALERA THERAPEUTICS, INC.

101 Lindenwood Drive, Suite 225

Malvern, Pennsylvania 19355

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Galera Therapeutics, Inc. (the “Company”) of proxies to be voted at our Combined 2025 and 2026 Annual Meeting of Stockholders to be held on May 8, 2026 (including any continuation, postponement, or adjournment thereof, the “Annual Meeting”) at 10:00 a.m. Eastern time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/GRTX2026 and entering your 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.

Holders of record of shares of our common stock, $0.001 par value per share, as of the close of business on April 10, 2026 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 160,429,783 shares of Company common stock outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.

This proxy statement and accompanying materials will be distributed on or about [●], 2026 to our stockholders on the Record Date.

In this proxy statement, “Galera”, “Company”, “we”, “us”, and “our” refer to Galera Therapeutics, Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MAY 8, 2026

This Proxy Statement and our Annual Report to Stockholders are available at

http://www.proxyvote.com/

Proposals

At the Annual Meeting, our stockholders will be asked:

•

To elect J. Mel Sorensen, M.D. as a Class III Director to serve until the 2028 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, and Nancy Chang, Ph.D. and Michael Friedman as Class I Directors to serve until the 2029 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;

•	To ratify, on an advisory basis, the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

•	To approve, on an advisory basis, the compensation paid to the Company’s named executive officers;

•	To approve, on an advisory basis, the frequency (i.e., every one, two, or three years) of holding future advisory votes to approve the compensation of the Company’s named executive officers;

•	To approve an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 200 million shares to 400 million shares;

•	To approve an amendment to the Company’s Restated Certificate of Incorporation to permit stockholders to act by written consent in lieu of a meeting;

•	To approve an amendment to the Company’s Restated Certificate of Incorporation that would effect a reverse stock split at a ratio between 1:75 and 1:200, if and when determined by our Board; and

•	To transact such other business as may properly come before the Annual Meeting.

We know of no other business that will be presented at the Annual Meeting. However, if any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Recommendations of the Board

The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, a properly submitted proxy will be voted in accordance with the Board’s recommendations. The Board recommends that you vote:

•	FOR the election of J. Mel Sorensen, M.D. as a Class III Director and Nancy Chang, Ph.D. and Michael Friedman as Class I Directors;

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

•	FOR the approval, on an advisory basis, of the compensation paid to the Company’s named executive officers;

•	FOR the approval, on an advisory basis, to hold say-on-pay votes every one year (as opposed to every two or three years);

•

FOR the approval of an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 200 million shares to 400 million shares;

•	FOR the approval of an amendment to the Company’s Restated Certificate of Incorporation to permit stockholders to act by written consent in lieu of a meeting; and

•	FOR the approval of an amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split at a ratio between 1:75 and 1:200, if and when determined by our Board.

If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Information About This Proxy Statement

Why you received this proxy statement. You have received these proxy materials because the Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.

Printed Copies of Our Proxy Materials. Instructions regarding how you can vote are contained on the proxy card included in the materials.

Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. (“Broadridge”) at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who is entitled to vote at the Annual Meeting?

The Record Date for the Annual Meeting is April 10, 2026. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of common stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were 160,429,783 shares of common stock outstanding and entitled to vote at the Annual Meeting.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

Am I entitled to vote if my shares are held in “street name”?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in “street name” and you would like to vote your shares online at the Annual Meeting, you will be able to access the virtual meeting website and vote using the 16-digit control number provided with your proxy materials.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting online or by proxy, of the holders of a majority in voting power of the common stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum. Votes withheld, abstentions and broker non-votes (as explained below) are counted for purposes of determining a quorum.

What are broker non-votes?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters. At the Annual Meeting, we believe the only “routine” matters will be Proposal 2, the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, Proposal 5, the approval of an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock, and Proposal 7, the approval of an amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split at a ratio between 1:75 and 1:200, if and when determined by our Board.

Who can attend the Annual Meeting?

You may attend the Annual Meeting online only if you are a Galera stockholder who is entitled to vote at the Annual Meeting. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/GRTX2026. To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote or ask questions. The meeting webcast will begin promptly at 10:00 a.m. Eastern time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m. Eastern time, and you should allow ample time for the check-in procedures.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, the Chairperson of the Annual Meeting is authorized by our Amended and Restated Bylaws (the “Bylaws”) to adjourn the meeting to allow additional solicitation, without the vote of stockholders.

What does it mean if I receive more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

How do I vote?

Stockholders of Record. If you are a stockholder of record, you may vote:

•	by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card;

•	by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;

•	by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or

•

Electronically at the Meeting—If you attend the meeting online, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the meeting.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern time, on May 7, 2026. To participate in the Annual Meeting, including to vote via the Internet or telephone, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.

Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically.

Beneficial Owners of Shares Held in “Street Name.” If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are held in “street name” and you would like to vote your shares online at the Annual Meeting, you will be able to access the virtual meeting website and vote using the 16-digit control number provided with your proxy materials. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote or ask questions.

Can I change my vote after I submit my proxy?

Yes.

If you are a registered stockholder, you may revoke your proxy and change your vote:

•	by submitting a duly executed proxy bearing a later date;

•	by granting a subsequent proxy through the Internet or telephone;

•	by giving written notice of revocation to the Secretary of Galera prior to or at the Annual Meeting; or

•	by voting online at the Annual Meeting.

Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote online at the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online at the Annual Meeting by obtaining your 16-digit control number or otherwise voting through the bank or broker.

Who will count the votes?

A representative of Broadridge, our inspector of election, will tabulate and certify the votes.

What if I do not specify how my shares are to be voted?

If you submit a valid proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board as described in this proxy statement.

Will any other business be conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting apart from the proposals described herein. However, if any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Why hold a virtual meeting?

We believe that hosting a virtual meeting is in the best interest of the Company and its stockholders because a virtual meeting enables increased stockholder attendance and participation as stockholders can participate from any location around the world. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/GRTX2026. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions above.

Why is a combined Annual Meeting for 2025 and 2026 being held in 2026?

During 2024, the Company conducted a review of strategic alternatives and ultimately determined that it would be advisable and in the best interests of the Company and our stockholders for the Company to wind up its business and liquidate. After the Company’s proposed Plan of Liquidation and Dissolution for the Company was not approved by stockholders at a special meeting of stockholders held in October 2024, the Board continued to explore alternatives. In December 2024, the Company announced its acquisition of Nova Pharmaceuticals, Inc., a Delaware corporation (“Nova”), and a strategic shift for the Company to continue operations with a focus on anti-cancer therapeutics. Given the time and attention required by these initiatives through 2025, the Company did not hold its 2025 Annual Meeting of Stockholders in calendar year 2025. The Company is instead combining the 2025 and 2026 Annual Meetings of Stockholders.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on www.virtualshareholdermeeting.com/GRTX2026.

Will there be a question and answer (Q&A) session during the Annual Meeting?

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during the meeting that are pertinent to the Company and the meeting matters, as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:

•	irrelevant to the business of the Company or to the business of the Annual Meeting;

•	related to material non-public information of the Company, including the status or results of our business since our last Annual Report on Form 10-K;

•	related to any pending, threatened or ongoing litigation;

•	related to personal grievances;

•	derogatory references to individuals or that are otherwise in bad taste;

•	substantially repetitious of questions already made by another stockholder;

•	in excess of the two-question limit;

•	in furtherance of the stockholder’s personal or business interests; or

•	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Secretary in their reasonable judgment.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?”.

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the one Class III nominee and two Class I nominees receiving the highest number of affirmative “FOR” votes will be elected as Class III Director and Class I Directors, respectively.	Votes withheld and broker non-votes will have no effect.

Proposal 2: Ratification, on an advisory basis, of the appointment of the Company’s independent registered public accounting firm	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.

Proposal 3: Approval, on an advisory basis, of the compensation paid to the Company’s named executive officers	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively.	Abstentions and broker non-votes will have no effect.

Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes

Proposal 4: Approval, on an advisory basis, of the frequency (i.e., every one, two, or three years) of holding future advisory votes to approve the compensation of the Company’s named executive officers	The frequency receiving the highest number of votes cast will be considered the recommended frequency of future advisory votes to approve the compensation of the Company’s named executive officers.	Abstentions and broker non-votes will have no effect.

Proposal 5: Approval of an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 200 million shares to 400 million shares	The affirmative vote of the holders of a majority of the stock of the Company entitled to vote.	Abstentions will have the same effect as a vote “against” this proposal. We do not expect any broker non-votes on this proposal.

Proposal 6: Approval of an amendment to the Company’s Restated Certificate of Incorporation to permit stockholders to act by written consent in lieu of a meeting	The affirmative vote of the holders of at least two-thirds of the stock of the Company entitled to vote.	Abstentions and broker non-votes will have the same effect as a vote “against” this proposal.

Proposal 7: Approval of an amendment to the Company’s Restated Certificate of Incorporation that would effect a reverse stock split at a ratio between 1:75 and 1:200, if and when determined by our Board	The affirmative vote of the holders of a majority of the stock of the Company entitled to vote.	Abstentions will have the same effect as a vote “against” this proposal. We do not expect any broker non-votes on this proposal.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting, and we will report the final results in a Current Report on Form 8-K to be filed with the SEC after the Annual Meeting.

PROPOSALS TO BE VOTED ON

Proposal 1: Election of Directors

At the Annual Meeting, one Class III Director is to be elected to hold office until the Annual Meeting of Stockholders to be held in 2028 and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, or removal, and two Class I Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2029 and until each such director’s successor is elected and qualified or until such director’s earlier death, resignation, or removal.

We currently have five directors on our Board. The Board has nominated J. Mel Sorensen, M.D. as the sole Class III Director and Nancy Chang, Ph.D. and Michael Friedman as Class I Directors for election at the Annual Meeting.

As set forth in our Restated Certificate of Incorporation, the Board is currently divided into three classes with staggered, three-year terms. The current Class I Directors are Nancy Chang, Ph.D. and Michael Friedman; the current Class II Directors are Lawrence Alleva and Kevin Lokay; and the current Class III Director is J. Mel Sorensen, M.D.

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of common stock represented thereby for the persons whose names and biographies appear below for the election of Class III and Class I Directors. In the event that Dr. Sorensen, Dr. Chang or Mr. Friedman should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board (or the Board may elect to reduce its size). The Board has no reason to believe that any of Dr. Sorensen, Dr. Chang or Mr. Friedman will be unable to serve if elected. Each of Dr. Sorensen, Dr. Chang and Mr. Friedman has consented to being named in this proxy statement and to serve if elected.

Recommendation of the Board

The Board unanimously recommends a vote FOR the election of the below Class III Director nominee and Class I Director nominees.

Nominee For Class III Director (term to expire at the 2028 Annual Meeting of Stockholders)

The current member of the Board who is also nominee for election to the Board as Class III Director is as follows:

Name	Age	Served as a Director Since	Position with Galera
J. Mel Sorensen, M.D.	69	2012	Director, President, and Chief Executive Officer

The principal occupations and business experience, for at least the past five years, of the Class III Director nominee for election at the Annual Meeting is as follows:

J. Mel Sorensen, M.D. has served as Director, Chief Executive Officer and President of Galera since 2012, and also as Chairman of the Board starting in January 2025. Dr. Sorensen serves on the boards of directors of several private companies including Esanik Therapeutics Inc., Medsyn Biopharma and PlanetVerify Ltd. Dr. Sorensen holds an M.B., B.Ch. and B.A.O. from University College, Dublin. Dr. Sorensen’s postgraduate education and work has been in the United States, including an internal medicine residency in St. Louis and a medical oncology fellowship at the Mayo Clinic, seven years at the National Cancer Institute as Senior Investigator in the Cancer Therapy Evaluation Program and four years each with Bayer and GlaxoSmithKline. Dr. Sorensen served as Director, Chief Executive Officer and President of Ascenta Therapeutics from 2004 until he joined Galera. We believe Dr. Sorensen’s experience in the industry, his role as our Chief Executive Officer and President and his knowledge of the Company enable him to make valuable contributions to our Board.

Nominees for Class I Directors (terms to expire at the 2029 Annual Meeting of Stockholders)

The current members of the Board who are Class I Directors who are also nominees for election to the Board as Class I Directors are as follows:

Name	Age	Served as a Director Since	Position with Galera
Nancy Chang, Ph.D.	76	2024	Director
Michael Friedman	48	2024	Director

The principal occupations and business experience, for at least the past five years, of each Class I Director are as follows:

Nancy Chang, Ph.D. has served as a member of our Board since December 2024. Apart from her role with the Company, Dr. Chang currently serves as Chairperson of the board of directors of Ansun Biopharma, Inc., a drug development company targeting the drivers of disease progression, where she has served as a director since 2011. Dr. Chang completed her undergraduate studies at Taiwan National Tsing Hua University and attended the Ph.D. program at the Division of Medical Sciences at Harvard Medical School. Dr. Chang joined the founding team at Centocor, where she served as director of research and worked on the development of monoclonal antibody as therapeutics and to the HIV field including the development of the first HIV diagnosis assay. In 1986, Dr. Chang joined the Baylor College of Medicine, where she served as Associate Professor of Virology until 1991. During this tenure, Dr. Chang co-founded Tanox, a company that focused on the treatment of immunological diseases including allergy, asthma, and inflammation by using antibodies as a therapeutic agent. From 1995 to 2000, Dr. Chang also served on the Texas Higher Education Coordinate Board under Governor George W. Bush. After 2007, Dr. Chang led OrbiMed’s Asia fund as the chair, founder and senior managing director until 2012. She served on the boards of directors for various institutes including the Federal Reserve Bank in Houston, BioHouston, Biotechnology Innovation Organization (Bio), Charles River Laboratories, and several biotech companies. Currently, Dr. Chang serves on the board of directors of Immix Biopharma and W&T Offshore, is an advisor to ViRx at Stanford and to Baylor College of Medicine since 1986 and is president of Apex Enterprise Inc. and the Tang Family Foundation since 2010.

Michael Friedman has served as a member of our Board since December 2024. Mr. Friedman is a principal and executive in residence at Emerald Bioventures, LLC (“Emerald”), a life science incubator and venture capital firm, a position he has held since December 2023. At Emerald, Mr. Friedman handles company formation, corporate finance and operations within the portfolio. Mr. Friedman has over 20 years of investment banking experience, specializing in healthcare mergers and acquisitions, leveraged finance and capital markets at firms such as Bank of America Corporation, Merrill Lynch, Jefferies and Ladenburg. Mr. Friedman has worked on venture rounds, private investment in public equity transactions, licensing transactions, sell-side and buy-side mergers and acquisitions, initial public offerings, debt financings, asset sales and divestitures. Mr. Friedman has a Master of Business Administration from the University of Chicago and a Bachelor of Business Administration from the University of Wisconsin. Mr. Friedman previously served on the board of Akari Therapeutics Plc (formerly known as Peak Bio).

Continuing Members of the Board

Class II Directors (term to expire at the 2027 Annual Meeting)

The current members of the Board who are Class II Director are as follows:

Name	Age	Served as a Director Since	Position with Galera
Lawrence Alleva	76	2019	Director
Kevin Lokay	69	2019	Director

Lawrence Alleva has served as a member of our Board since June 2019. He is a former partner with PricewaterhouseCoopers LLP (PwC), where he worked for 39 years from 1971 until his retirement in June 2010, including 28 years’ service as a partner. Mr. Alleva worked with numerous pharmaceutical and biotechnology companies as clients and, additionally, served PwC in a variety of office, regional and national practice leadership roles, most recently as the U.S. Ethics and Compliance Leader for the firm’s Assurance Practice from 2006 until 2010. Mr. Alleva currently serves on the boards of directors of Bright Horizons Family Solutions, Inc., and Adaptimmune Therapeutics PLC and chairs the audit committee for those companies. He currently serves as the Chair of Adaptimmune’s board. He previously served on the boards of directors and as chair of the audit committees of TESARO, Inc. from March 2012 to the time of its sale to GSK in January 2019, Mersana Therapeutics, Inc. from 2018 through its acquisition in early 2026, Mirna Therapeutics, Inc. from June 2015 until its merger with another company in September 2017 and of GlobalLogic, Inc. from June 2011 through the sale of the company in June 2014. Mr. Alleva is a Certified Public Accountant (inactive). He received a B.S. degree in Accounting from Ithaca College and attended Columbia University’s Executive M.B.A. non-degree program. We believe Mr. Alleva is qualified to serve on our Board due to his finance background and industry experience, including his service on the boards of directors of other public biotechnology companies.

Kevin Lokay has served as a member of our Board since March 2019. Mr. Lokay served in multiple leadership roles at AstraZeneca plc (“AZ”), a pharmaceutical company, from August 2018 until his retirement in June 2023. Mr. Lokay most recently served as Head of Change Implementation for the U.S. Oncology Business, a position he held from April 2022 until his retirement. From November 2019 to April 2022, Mr. Lokay was Head of the U.S. Immuno-oncology Franchise at AZ, and prior to that, Mr. Lokay was the Head of the U.S. Lung Cancer Franchise at AZ from August 2018 until November 2019. Mr. Lokay served as an advisor to AbbVie Inc., a pharmaceutical company, from August 2017 until December 2017. Mr. Lokay was previously Vice President and Business Unit Head, Oncology at Boehringer Ingelheim, a pharmaceutical company, a position he held from December 2009 until December 2016. Prior to joining Boehringer Ingelheim, he was President and Chief Executive Officer of Cytogen Corporation from 2007 until 2008 and served in various positions at GlaxoSmithKline from 1997 until 2007 and at Merck & Co. from 1981 until 1997. Mr. Lokay received a B.A. in Economics from Lafayette College and a M.S. from Purdue University. We believe that Mr. Lokay is qualified to serve on our Board due to his extensive experience in the biopharmaceutical industry.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Our Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of KPMG LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.

KPMG LLP also served as our independent registered public accounting firm for the fiscal year ended December 31, 2025. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit services. A representative of KPMG LLP is expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

In the event that the appointment of KPMG LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2027. Even if the appointment of KPMG LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interest of the Company.

Recommendation of the Board

The Board unanimously recommends a vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

PROPOSAL 3: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

We are seeking an advisory, non-binding stockholder vote with respect to the compensation awarded to our named executive officers, referred to as a “Say-on-Pay” vote, for the fiscal year ended December 31, 2025, in accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

As a company that recently ceased to qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (as amended, the “JOBS Act”), this is the first time we are submitting our executive compensation program to stockholders for an advisory vote. While this vote is advisory and non-binding on the Board or the Company, the Board and the Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions regarding our named executive officers.

Our executive compensation program is designed to attract, retain, and motivate talented executives who are critical to the successful execution of our strategic plan and the creation of long-term stockholder value. Our executive compensation program and the compensation paid to our named executive officers are described further in the section entitled “Executive and Director Compensation” of this Proxy Statement.

Accordingly, the Board requests that stockholders approve on a non-binding, advisory basis, the compensation of our named executive officers as described in this Proxy Statement pursuant to the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the “Executive and Director Compensation” section, compensation tables, and narrative discussion, be, and it hereby is, approved.

Recommendation of the Board

The Board unanimously recommends a vote FOR the approval, on an advisory basis, of the compensation paid to the Company’s named executive officers.

PROPOSAL 4: ADVISORY VOTE ON FREQUENCY OF SAY-ON-PAY VOTES

General

As described in Proposal 3, our stockholders are being provided the opportunity to cast an advisory vote, referred to as a “Say-on-Pay” vote, regarding our named executive officer compensation. This Proposal 4 provides our stockholders the opportunity to cast an advisory vote on how often we should include a Say-on-Pay vote in our proxy materials for future annual meetings. As discussed in Proposal 3, as a company that recently ceased to qualify as an “emerging growth company” as defined in the JOBS Act, this is the first time we are submitting the frequency of future Say-on-Pay votes to our stockholders for an advisory vote, as required by Section 14A of the Exchange Act.

Under this Proposal 4, stockholders may vote to have the Say-on-Pay vote every year, every two years, or every three years, or may abstain from voting. This vote is advisory and non-binding on the Board or the Company; however, the Board has approved a frequency of every one year for future Say-on-Pay votes, subject to the same frequency receiving the highest number of votes from stockholders at the Annual Meeting.

We believe that an annual advisory vote on named executive officer compensation provides the opportunity for more frequent stockholder feedback on our compensation disclosures and named executive officer compensation program, which will be considered by the Board and the Compensation Committee. Therefore, the Board has determined that holding an advisory vote on named executive officer compensation every year is the most appropriate policy for us at this time, subject to stockholder approval, and recommends that stockholders vote for future advisory votes on named executive officer compensation to occur on an annual basis. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

Recommendation of the Board

The Board unanimously recommends that our stockholders vote, on an advisory basis, to hold say-on-pay votes every ONE YEAR (as opposed to every two or three years).

PROPOSAL 5: APPROVAL OF AN AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK

Background

Our Board has approved and adopted, and is hereby soliciting stockholder approval of, an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 200 million shares to 400 million shares (the “Stock Increase Charter Amendment”). Our Board has determined that the Stock Increase Charter Amendment is advisable and in the best interests of the Company and our stockholders.

As approved by our Board, subject to stockholder approval, the first sentence of Article FOURTH of the Restated Certificate of Incorporation would be amended and restated in its entirety to read as follows:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is 410,000,000 shares, consisting of (a) 400,000,000 shares of Common Stock, $0.001 par value per share (“Common Stock”), and (b) 10,000,000 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”).”

The full text of the Stock Increase Charter Amendment, which is attached to this Proxy Statement as Appendix A, is incorporated by reference herein.

Reasons for the Stock Increase Charter Amendment

We currently have 200 million shares of common stock authorized for issuance. As of the Record Date, there were 160,429,783 shares of common stock issued and outstanding and 39,373,206 shares of common stock reserved for future issuance under outstanding options, restricted stock units, and warrants. Accordingly, as of the Record Date, approximately 5,000 shares of our common stock remained authorized, unissued, and available for general corporate purposes.

Our Board believes that it is important to have available a sufficient number of authorized shares of our common stock to provide us with flexibility to support corporate purposes as needs arise and to enable us, at the discretion of the Board, to effect the conversion of the remainder of shares of the Company’s Series B Non-Voting Convertible Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”), into shares of common stock. Additional authorized shares may, from time to time, be used for the issuances of shares under the Company’s equity incentive plans, the settlement of outstanding obligations, acquisitions of companies or assets or other strategic transactions, and other collaborative arrangements.

Our Board will determine whether, when, and on what terms the issuance of shares of our common stock may be warranted in connection with any future actions. No further action or authorization by our stockholders will be necessary before issuance of additional shares of common stock authorized under our Restated Certificate of

Incorporation, as further amended by the Stock Increase Charter Amendment, except as may be required for a particular transaction by applicable law or regulatory agencies or by the rules of any stock market or exchange on which our common stock may be listed.

The additional shares of our common stock, if issued, would have the same rights and privileges as the existing shares of our common stock. Any issuance of additional shares of our common stock would increase the number of outstanding shares of our common stock, and (unless such issuance was pro rata among existing stockholders) our existing stockholders’ percentage ownership of our common stock would be diluted accordingly. The Stock Increase Charter Amendment does not contemplate any change to the number of authorized shares of our preferred stock.

Effectiveness of the Stock Increase Charter Amendment if Approved

The proposed increase in the number of authorized shares of our common stock would become effective immediately upon the filing of the Stock Increase Charter Amendment with the Secretary of State of the State of Delaware. We expect to file the Certificate of Amendment with the Secretary of State of the State of Delaware promptly upon approval by our stockholders.

Notwithstanding the foregoing, at any time prior to the effectiveness of the filing of the Stock Increase Charter Amendment, our Board reserves the right to abandon and not file the Stock Increase Charter Amendment, even if the Stock Increase Charter Amendment is approved by our stockholders, if our Board, in its discretion, determines that the approved Stock Increase Charter Amendment is no longer in the best interests of our Company or our stockholders.

If the Stock Increase Charter Amendment Proposal is not approved by the requisite vote of our stockholders, then the Stock Increase Charter Amendment will not be filed with the Secretary of State of the State of Delaware, in which case our current Restated Certificate of Incorporation will remain in place and the number of authorized shares set forth therein will remain unchanged.

Recommendation of the Board

The Board unanimously recommends that our stockholders vote FOR the approval of the Stock Increase Charter Amendment.

PROPOSAL 6: APPROVAL OF AN AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO PERMIT STOCKHOLDERS TO ACT BY WRITTEN CONSENT IN LIEU OF A MEETING

Background

Our Board has approved and adopted, and is hereby soliciting stockholder approval of, an amendment to our Restated Certificate of Incorporation to permit stockholders to take action by written consent in lieu of a meeting (the “Written Consent Charter Amendment”). Our Board has determined that the Written Consent Charter Amendment is advisable and in the best interests of the Company and our stockholders.

As approved by our Board, subject to stockholder approval, Article NINTH of the Restated Certificate of Incorporation would be amended and restated in its entirety to read as follows:

“Any action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting.”

The full text of the Written Consent Charter Amendment, which is attached to this Proxy Statement as Appendix B, is incorporated by reference herein.

Reasons for the Written Consent Charter Amendment

The Restated Certificate of Incorporation currently prohibits stockholders from acting by written consent, requiring that all stockholder actions be taken at a duly called annual or special meeting. The Board is proposing that the Restated Certificate of Incorporation be amended to permit stockholders to act by written consent, as authorized under Section 228 of the Delaware General Corporation Law (as amended, the “DGCL”).

Written consents will be subject to the requirements of Delaware law, including the requirement that any action taken by written consent be approved by holders of not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

The Board believes this amendment is appropriate, advisable, and in the best interests of the Company and its stockholders for several reasons. In light of the Company’s ownership structure—which includes several significant holders of common stock and the potential for increased ownership by holders of convertible Series B Preferred Stock—the Board believes it is important to provide an efficient and flexible mechanism for stockholders to act without the expense, delay, and administrative burden associated with calling and holding a special meeting or waiting until the next annual meeting. Permitting stockholder action by written consent will enable timely responses to corporate matters as they arise, reduce costs borne by the Company and its stockholders, avoid the procedural inefficiencies of convening meetings where the outcome is already supported by the requisite voting power, and provide the Company with flexibility to pursue potential strategic transactions, including business combinations, and to facilitate the consummation of such transactions.

At the same time, the Board recognizes the importance of maintaining appropriate protections for minority stockholders. These protections will continue to be provided through multiple safeguards, including: (i) the fiduciary duties of directors and controlling stockholders under Delaware law; (ii) the continued application of federal securities laws, including disclosure obligations that ensure stockholders receive material information in connection with stockholder actions; and (iii) statutory rights under the DGCL, such as the ability to bring fiduciary duty claims or, where applicable, seek appraisal rights in connection with certain transactions. In addition, any action by written consent must satisfy the same voting thresholds that would apply at a meeting, ensuring that minority stockholders are not disadvantaged relative to the existing governance framework.

Accordingly, the Board believes that permitting action by written consent appropriately balances the need for efficiency and responsiveness with the continued protection of minority stockholder interests.

Effectiveness of the Written Consent Charter Amendment if Approved

The Written Consent Charter Amendment would become effective immediately upon the filing of the Written Consent Charter Amendment with the Secretary of State of the State of Delaware. We expect to file the Certificate of Amendment with the Secretary of State of the State of Delaware promptly upon approval by our stockholders. If the Written Consent Charter Amendment becomes effective, the Board anticipates also adopting amendments to our Bylaws to include typical procedural and informational requirements associated with the right of stockholders to act by written consent.

Notwithstanding the foregoing, at any time prior to the effectiveness of the filing of the Written Consent Charter Amendment, our Board reserves the right to abandon and not file the Written Consent Charter Amendment, even if the Written Consent Charter Amendment is approved by our stockholders, if our Board, in its discretion, determines that the approved Written Consent Charter Amendment is no longer in the best interests of our Company or our stockholders.

If the Written Consent Charter Amendment Proposal is not approved by the requisite vote of our stockholders, then the Written Consent Charter Amendment will not be filed with the Secretary of State of the State of Delaware, in which case our current restriction on stockholder action by written consent will remain in place.

Recommendation of the Board

The Board unanimously recommends that our stockholders vote FOR the approval of the Written Consent Charter Amendment.

PROPOSAL 7: APPROVAL OF AN AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

Overview

Our Board has approved and adopted, and is hereby soliciting stockholder approval of, an amendment to our Restated Certificate of Incorporation to permit the Company to combine the outstanding shares of our common stock into a lesser number of outstanding shares, commonly known as a “reverse stock split” (the “Reverse Stock Split Charter Amendment”). Our Board has deemed it advisable and in the best interests of the Company and our stockholders to effect a reverse stock split at a ratio stated as a whole number of shares that would be combined into one share of our common stock (the “Split Ratio”) within the range of one-for-seventy five (1:75) and one-for-two hundred(1:200) (the “Split Ratio Range”), in the form set forth in Appendix C to this Proxy Statement. This proposal, if approved, would not immediately or automatically cause a reverse stock split, but rather would grant discretionary authority to our Board to effect a reverse stock split within the Split Ratio Range if and when determined by our Board, up to one year following stockholder approval.

This proposal, if approved, would grant the Board the sole discretion to (1) authorize the filing of the Reverse Stock Split Charter Amendment with the Secretary of State of the State of Delaware at any time prior to the one year anniversary of the Annual Meeting, (2) select, in its discretion based on the Board’s evaluation of what would be most advantageous to the Company and our stockholders, the exact Split Ratio to include in the Reverse Stock Split Charter Amendment from any ratio comprising whole numbers and falling within the Split Ratio Range, (3) select the timing of the filing of the Reverse Stock Split Charter Amendment based on the Board’s evaluation as to when such action will be the most advantageous to the Company and our stockholders, and (4) abandon the Reverse Stock Split Charter Amendment and the reverse stock split without further action by the stockholders if the Board determines that it is no longer in the best interests of the Company and our stockholders to proceed with a reverse stock split.

If this proposal is approved by our stockholders and following such approval our Board determines that effecting a reverse stock split is in the best interests of the Company and our stockholders, the reverse stock split would become effective upon filing the Reverse Stock Split Charter Amendment with the Secretary of State of the State of Delaware. If and as filed, the Reverse Stock Split Charter Amendment would state the actual Split Ratio as selected by our Board. In fixing the Split Ratio, the Board may consider, among other things, factors such as the current market price of our common stock, the number of shares of our common stock outstanding, potential financing opportunities, prevailing general market and economic conditions, and, if deemed appropriate, the Company’s ability to satisfy applicable listing standards of a national securities exchange in the future.

Except for any changes as a result of the treatment of fractional shares (as described below), immediately after the reverse stock split, each stockholder would hold the same percentage of our outstanding common stock as such stockholder held immediately prior to the reverse stock split.

Purpose and Background of the Reverse Stock Split

We believe that the reverse stock split would provide us with additional flexibility in managing our capitalization. Because a reverse stock split would reduce the number of shares of our common stock outstanding without reducing the number of authorized shares of common stock, it could increase the number of authorized but unissued shares available for future corporate purposes. This additional flexibility could allow us to pursue potential financings, business combinations or other strategic transactions, equity incentives, or other general corporate purposes that our Board may determine are in the best interests of the Company and its stockholders.

In addition, we believe that the low per-share market price of our common stock may impair its marketability to, and acceptance by, certain institutional investors and other members of the investing public and create a negative impression of the Company. While decreasing the number of shares of our common stock outstanding theoretically should not, by itself, affect the marketability of the shares, the type of investor who would be interested in acquiring them or our reputation in the financial community, in practice certain investors, brokerage firms and market makers can consider low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. The presence of these factors may be adversely affecting, and may continue to adversely affect, not only the price of our common stock but also its trading liquidity. In addition, these factors may affect our ability to raise additional capital through the sale of our common stock.

We hope that the decrease in the number of shares of our outstanding common stock because of the reverse stock split, and the anticipated increase in the price per share, would possibly promote greater liquidity for our stockholders with respect to their shares. However, liquidity may be adversely affected by the reduced number of shares that would be outstanding if the reverse stock split is effected, particularly if the price per share of our common stock begins a declining trend after the reverse stock split is effectuated. We also hope that a reverse stock split may have the effect of increasing the bid price per share of our common stock above the minimum price for listing on the Nasdaq stock market, and therefore could enable us to relist our common stock on the Nasdaq stock market.

There can be no assurance that the reverse stock split would achieve any of the desired results. There also can be no assurance that the price per share of our common stock immediately after the reverse stock split would increase proportionately with the reverse stock split, or that any increase would be sustained for any period of time.

In evaluating whether to seek stockholder approval for the reverse stock split, our Board took into consideration negative factors associated with reverse stock splits generally. These factors include: the negative perception of reverse stock splits that investors, analysts, and other stock market participants may hold; the fact that the stock prices of some companies that have effected reverse stock splits have subsequently declined, sometimes significantly, following their reverse stock splits; the possible adverse effect on liquidity that a reduced number of outstanding shares could cause; and the costs associated with implementing a reverse stock split.

Risks Associated with the Reverse Stock Split

We cannot predict whether the reverse stock split, if completed, will increase the market price for our common stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

•	the market price per share of our common stock after the reverse stock split would rise in proportion to the reduction in the number of shares outstanding before the reverse stock split;

•	the reverse stock split would result in a per-share price that would attract brokers and investors who do not trade in lower-priced stocks; or

•	the reverse stock split would promote greater liquidity for our stockholders with respect to their shares.

The market price of our common stock would also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split.

In addition, the reverse stock split would reduce the number of outstanding shares of our common stock without reducing the number of shares of common stock that are available but unissued. Therefore, the number of shares of our common stock that are authorized and unissued will increase relative to the number of issued and outstanding shares of our common stock following the reverse stock split. The Board may authorize the issuance of the remaining authorized and unissued shares without further stockholder action for a variety of purposes, except as such stockholder approval may be required in particular cases by our Restated Certificate of Incorporation, applicable law or the rules of any stock exchange on which our securities may then be listed. The issuance of additional shares would be dilutive to our existing stockholders and may cause a decline in the trading price of our common stock.

Principal Effects of the Reverse Stock Split on the Market for Our Common Stock

On [●], 2026, the closing bid price for our common stock on the OTCQB Market was $[●] per share. By decreasing the number of shares of our common stock outstanding without altering the aggregate economic interest represented by the shares, we believe the market price per share would be increased. However, there can be no assurance that the market price of our common stock would rise to or maintain any particular level.

Principal Effects of the Reverse Stock Split on Our Common Stock; No Fractional Shares

If our stockholders approve the Reverse Stock Split Charter Amendment to effect a reverse stock split, and if our Board decides to effectuate such amendment, the principal effect of the Reverse Stock Split Charter Amendment would be to reduce the number of issued and outstanding shares of our common stock, in accordance with the Split Ratio ultimately selected by the Board. If the reverse stock split is effectuated, the total number of shares of our common stock each stockholder holds would be reclassified automatically into the number of shares of our common stock equal to the number of shares of our common stock held by such stockholder immediately before the reverse stock split divided by the Split Ratio determined by our Board. The total number of authorized shares of capital stock as provided in our Restated Certificate of Incorporation, as in effect on the date of any such reverse stock split, would remain unchanged.

As of the record date, there were approximately 42,839 shares of Series B Preferred Stock outstanding. Such shares of Series B Preferred Stock are convertible into shares of common stock at a conversion ratio of 1,000 shares of common stock for each share of Series B Preferred Stock (the “Conversion Ratio”). Pursuant to Section 7.1 of the Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock, as amended (the “Certificate of Designation”), if the Company combines outstanding shares of common stock into a smaller number of shares, including by way of a reverse stock split, the Conversion Ratio is required to be proportionately adjusted. Accordingly, if the proposed reverse stock split is approved and effected, the Conversion Ratio will be adjusted in accordance with the chosen Split Ratio, such that each share of Series B Preferred Stock will thereafter be convertible into between 75 and 200 shares of common stock. This adjustment will not affect the aggregate economic value of the common stock into which the Series B Preferred Stock is convertible, as the reduction in the number of shares issuable upon conversion will be offset proportionally by the increase in the per-share price of the common stock resulting from the reverse stock split. Shares of Series B Preferred Stock that have already been converted into common stock prior to the effective time of the reverse stock split will be treated in the same manner as all other outstanding shares of common stock and will be combined in accordance with the Split Ratio.

The reverse stock split would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interests, except to the extent that the reverse stock split results in such stockholder owning a fractional share. Each holder who would otherwise be entitled to a fraction of a share of Common Stock upon the reverse stock split (after aggregating all fractions of a share to which such stockholder would otherwise be entitled) shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of our Common Stock as reported on the OTCQB Market on the last trading day prior to the effective time (with such closing price proportionally adjusted to give effect to the reverse stock split). These proceeds would be subject to certain taxes as discussed below. In addition, stockholders would not be entitled to receive interest for the period of time between the effective time of the reverse stock split and the date payment is received. The payment amount would be paid to the stockholder in accordance with the procedures outlined below.

After the reverse stock split, a stockholder would have no further interest in the Company with respect to such stockholder’s cashed-out fractional shares. A person otherwise entitled to a fractional interest would not have any voting, dividend or other rights except to receive payment as described above.

Principal Effects of the Reverse Stock Split on Outstanding Options

As of the Record Date, we had outstanding stock options to purchase an aggregate of 10,599,059 shares of our common stock. Under the terms of the stock options, when the reverse stock split becomes effective, the number of shares of our common stock covered by each of them would be divided by the number of shares being combined into one share of our common stock in the reverse stock split and the exercise or conversion price per share would be increased to a dollar amount equal to the current exercise or conversion price, multiplied by the number of shares being combined into one share of our common stock in the reverse stock split. This results in the same aggregate price being required to be paid upon exercise as was required immediately preceding the reverse stock split.

Principal Effects of the Reverse Stock Split on Legal Ability to Pay Dividends

Since our founding, the Board has not declared, nor does it have any plans to declare in the foreseeable future, any distributions of cash, dividends, or other property on our common stock, and we are not in arrears on any dividends. Therefore, we do not believe that the reverse stock split would have any effect with respect to future distributions, if any, to holders of our common stock.

Accounting Matters

The reverse stock split would not affect the par value of our common stock, which would remain unchanged at $0.001 per share. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to our common stock would be reduced by the Split Ratio while the additional paid-in capital account would be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value of our common stock would be increased because there would be fewer shares of our common stock outstanding.

Beneficial Holders of Our Common Stock (Stockholders Who Hold in “Street Name”)

Upon the reverse stock split, we intend to treat shares held by stockholders in “street name,” through a broker, in the same manner as registered stockholders whose shares are registered in their names. Brokers would be instructed to effect the reverse stock split for their beneficial holders holding our common stock in “street name.” However, brokers may have different procedures than registered stockholders for processing the reverse stock split and making payment for fractional shares. Stockholders holding shares of our common stock with a broker and having any questions in this regard should contact their broker.

Registered “Book-Entry” Holders of Our Common Stock

If a stockholder holds registered shares in book-entry form with the transfer agent, no action would need to be taken to receive post-reverse stock split shares or cash payment in lieu of any fractional share interest, if applicable. If such a stockholder is entitled to post-reverse stock split shares, a transaction statement would automatically be sent to such stockholder’s address of record indicating the number of shares of our common stock held following the reverse stock split.

If such a stockholder is entitled to a payment in lieu of any fractional share interest, payment would be delivered to the stockholder as soon as practicable after the effective time of the reverse stock split. The cash payment would be subject to applicable federal and state income tax and state abandoned property laws. No stockholders would be entitled to receive interest for the period of time between the effective time of the reverse stock split and the date payment is received.

No Dissenters’ Rights

Stockholders are not entitled to dissenters’ rights with respect to the reverse stock split.

Material Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the reverse stock split to holders of our common stock.

For purposes of this summary a “U.S. holder” is any of the following:

•	an individual who is or is treated as a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (i) if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more “United States Persons” have the authority to control all substantial decisions of such trust or (ii) that has a valid election in effect to be treated as a “United States Persons” for U.S. federal income tax purposes.

A “non-U.S. holder” is any beneficial owner of our common stock that is not a “U.S. holder.”

This summary is for general informational purposes only and does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by stockholders. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, financial institutions, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons whose “functional currency” is not the U.S. dollar or persons who acquired our common stock in connection with employment or the performance of services, (iii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iv) persons that do not hold our common stock as “capital assets” (generally, property held for investment). In addition, this summary does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction or any U.S. federal tax consequences other than U.S. federal income taxation (such as U.S. federal estate and gift tax consequences).

This summary is based on the provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this Proxy Statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the reverse stock split, potentially differing substantially from the consequences summarized below.

If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level.

Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the reverse stock split.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (the “IRS”) regarding the U.S. federal income tax consequences of the reverse stock split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.

U.S. Holders; Reporting and Withholding

It is intended that the reverse stock split should constitute a recapitalization for U.S. federal income tax purposes. Assuming the reverse stock split qualifies as a “recapitalization” for U.S. federal income tax purposes, then, except as described below with respect to cash in lieu of fractional shares, no gain or loss should be recognized upon the reverse stock split. In addition, a U.S. holder’s aggregate tax basis in the common stock received pursuant to the reverse stock split should equal the aggregate tax basis in the common stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share), and a U.S. holder’s holding period for the common stock received should include the holding period for the common stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered pursuant to the reverse stock split to shares of common stock received pursuant to the reverse stock split. U.S. holders holding shares of common stock that were acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. holder that receives cash in lieu of a fractional share of common stock in the reverse stock split generally should be treated as having received such fractional share and then as having received such cash in redemption of such fractional share interest. A U.S. holder generally should recognize gain or loss measured by the difference between the amount of cash received and the portion of the basis of the pre-reverse stock split common stock allocable to such fractional interest. Such gain or loss generally should constitute capital gain or loss and should be long-term capital gain or loss if the U.S. holder’s holding period in our common stock surrendered in the reverse stock split was greater than one year as of the date of the exchange.

Information returns generally would be required to be filed with the IRS with respect to the receipt of cash in lieu of a fractional share of our common stock pursuant to the reverse stock split in the case of certain U.S. holders. In addition, U.S. holders may be subject to a backup withholding tax at the rate specified in the Code on the payment of such cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Non-U.S. Holders; Reporting and Withholding

Generally, non-U.S. holders should not recognize any gain or loss upon completion of the reverse stock split. In particular, gain or loss should not be recognized with respect to cash received in lieu of a fractional share provided that (a) such gain or loss is not effectively connected with the conduct of a trade or business in the United States (or, if certain income tax treaties apply, is not attributable to a non-U.S. holder’s permanent establishment or fixed base in the United States), (b) with respect to non-U.S. holders who are individuals, such non-U.S. holders are present in the United States for less than 183 days in the taxable year of the reverse stock split and other conditions are met, and (c) such non-U.S. holders comply with certain certification requirements.

In general, backup withholding and information reporting would not apply to payments of cash in lieu of a fractional share of our common stock to a non-U.S. holder pursuant to the reverse stock split if the non-U.S.

holder certifies under penalties of perjury that it is a non-U.S. holder and the applicable withholding agent does not have actual knowledge to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS. In certain circumstances the amount of cash paid to a non-U.S. holder in lieu of a fractional share of our common stock, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

EACH STOCKHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT. THE FOREGOING IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

Registered “Book-Entry” Holders of Common Stock

Our registered holders of common stock hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with statements reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action to receive evidence of their shares of post-reverse stock split common stock.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by the transfer agent after the effective time of the reverse stock split. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to the transfer agent. Unless a stockholder specifically requests a new paper certificate or holds restricted shares, upon the stockholder’s surrender of all of the stockholder’s Old Certificates to the transfer agent, together with a properly completed and executed letter of transmittal, the transfer agent will register the appropriate number of shares of post-reverse stock split common stock electronically in book-entry form and provide the stockholder with a statement reflecting the number of shares registered in the stockholder’s account. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of shares of post-reverse stock split common stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for appropriate number of shares of post-reverse stock split common stock. If an Old Certificate has a restrictive legend on its reverse side, a new certificate will be issued with the same restrictive legend on its reverse side.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Recommendation of the Board

The Board unanimously recommends that our stockholders vote FOR the approval of the Reverse Stock Split Charter Amendment.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The Audit Committee has reviewed the audited consolidated financial statements of the Company for the fiscal years ended December 31, 2025 and 2024 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited consolidated financial statements for fiscal year 2025 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Lawrence Alleva (Chair)

Kevin Lokay

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

The following table summarizes the fees of KPMG LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category	2025	2024
Audit Fees	$485,000	$613,068
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$485,000	$613,068

Audit Fees

Audit fees for the fiscal years ended December 31, 2025 and December 31, 2024 include fees for professional services rendered for the audit and quarterly review of our financial statements filed with the SEC on Form 10-K and 10-Q, and services provided in connection with SEC filings, including consents and comfort letters.

Audit Committee Pre-Approval Policy and Procedures

The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage KPMG LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by KPMG LLP has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. On a periodic basis, the Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by KPMG LLP without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. The Audit Committee pre-approved all services performed since the pre-approval policy was adopted.

EXECUTIVE OFFICERS

The following table identifies our current executive officers:

Name	Age	Position
J. Mel Sorensen, M.D. (1)	69	President, Chief Executive Officer and Chair of the Board
Joel Sussman (2)	77	Chief Accounting Officer, Secretary, and Treasurer

(1)	See biography in this Proxy Statement under the caption “Nominees For Class III Director (term to expire at the 2028 Annual Meeting of Stockholders)”.
(2)

Joel Sussman has been serving as our Chief Accounting Officer and Treasurer since April 2019, after holding the position of Chief Financial Officer and Treasurer from December 2012 to April 2019. Mr. Sussman has also served as our Secretary since September 2024 following the departure of Jennifer Evans Stacey in such role. From 2002, Mr. Sussman provided consulting services as a Chief Financial Officer for various private life sciences companies. Before his consulting career, he held CFO and Treasurer roles at multiple public and private companies, as well as not-for-profit organizations. Mr. Sussman holds a B.A. from Yale University, an M.B.A. from the Wharton School of the University of Pennsylvania and is a licensed Certified Public Accountant in Pennsylvania.

CORPORATE GOVERNANCE

General

Our Board has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and charters for our Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines, and our Code of Business Conduct and Ethics in the “Corporate Governance” section of the “Investors” page of our website located at www.galeratx.com, or by writing to our Secretary at our offices at 101 Lindenwood Drive, Suite 225, Malvern, Pennsylvania 19355.

Board Composition

Our Board currently consists of five members: Lawrence Alleva, Nancy Chang, Ph.D., Michael Friedman, Kevin Lokay, and J. Mel Sorensen, M.D. As set forth in our Restated Certificate of Incorporation, the Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our Restated Certificate of Incorporation and Bylaws provide that the authorized number of directors may be changed only by resolution of the Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of our capital stock entitled to vote in the election of directors.

Director Independence

While the Company’s stock is no longer listed with the Nasdaq Stock Exchange (“Nasdaq”), the Board continues to refer to Nasdaq listing guidelines to inform its independence analysis. Lawrence Alleva, Kevin Lokay, and Nancy Chang each qualify as “independent” in the judgment of the Board based on the listing requirements of Nasdaq. The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

Director Candidates

The Nominating and Corporate Governance Committee is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee for candidates for election as a director.

In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, Galera Therapeutics, Inc., 101 Lindenwood Drive, Suite 225, Malvern, Pennsylvania 19355. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Communications from Stockholders

The Board will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Secretary and Chair of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board should address such communications to the Board in writing: c/o Secretary, Galera Therapeutics, Inc., 101 Lindenwood Drive, Suite 225, Malvern, Pennsylvania 19355.

Board Leadership Structure

Our Bylaws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company.

The Company’s Chief Executive Officer, Dr. Sorensen, also serves as Chairman of the Board. The Board believes that this leadership structure allows both the Board and management to benefit from Dr. Sorensen’s leadership and years of experience in the Company’s business, particularly as the Company’s development strategy shifted from toxicity reduction to anti-cancer therapeutics following its acquisition of Nova in 2024.

The Chairman is well-positioned to act as a bridge between management and the Board, facilitating the regular flow of information. Among other duties, the Chairman of the Board may represent the Board in communications with stockholders and other stakeholders and provide input on the structure and composition of the Board. For these reasons, our Board has concluded that our current leadership structure is appropriate at this time.

However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate. Although the Board has not appointed an independent Lead Director, it may do so in the future. If appointed, the Lead Director’s responsibilities would include, but would not be limited to, presiding over all meetings of the Board at which the Chairman of the Board is not present, including any executive sessions of the independent directors, approving the Board’s meeting schedules and agendas, and acting as liaison between the independent directors of the Board and the Chief Executive Officer and the Chairman of the Board.

Role in Risk Oversight

Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management’s involvement in day-to-day risk management enables the Company’s disclosure committee, which consists of members of management, to assist our Chief Executive Officer and Chief Financial Officer in the effective design, establishment, maintenance, review, and evaluation of the Company’s disclosure controls and procedures. The Company’s management, led by our Chief Executive Officer and executive team, implements and supervises day-to-day risk management processes. Additionally, management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies and presents the steps taken by management to mitigate or eliminate such risks. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including business continuity risks, and our Audit Committee is responsible for overseeing our major financial and cybersecurity risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. Our Nominating and Corporate Governance Committee monitors the effectiveness of the Corporate Governance Guidelines. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.

Code of Business Conduct and
Ethics
We have a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the Code of Business Conduct and Ethics on our website,
www.galeratx.com
, in the “Investors” section under “Corporate Governance.” In addition, we intend to post on our website all disclosures that are required by law concerning any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics.
Insider Trading Policy
We have adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities by our directors, officers, and employees, and have implemented processes for the Company that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations. Our Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form
10-K
for the fiscal year ended December 31, 2025.
Anti-Hedging Policy
Our Insider Trading Policy prohibits our directors, officers and employees and any entities they control from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director, or employee to no longer have the same objectives as the Company’s other stockholders.
Attendance by Members of the Board at Meetings
There were six meetings of the Board during the fiscal year ended December 31, 2025. During the fiscal year ended December 31, 2025, each director attended at least 75% of the aggregate of (i) all meetings of the Board and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.
Under our Corporate Governance Guidelines, which are available on our website at
www.galeratx.com
, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director sits (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Chair of the Board or the Chair of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person
meeting. We do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that absent compelling circumstances directors will attend.

COMMITTEES OF THE BOARD
Our Board has established three standing committees—Audit, Compensation and Nominating and Corporate Governance—each of which operates under a written charter that has been approved by our Board.
The members of each of the Board committees and committee Chairpersons are set forth in the following chart.

Name	Audit	Compensation	Nominating and Corporate Governance
Lawrence Alleva	Chairperson	X	Chairperson
Kevin Lokay	X	Chairperson	X
Audit Committee
Our Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	to the extent necessary, determining the rotation of our independent registered public accounting firm, the lead audit partner and any other active audit engagement team;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	discussing our risk management policies;

•	establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our internal auditing staff, if any, independent registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions;

•	periodically reviewing our investment policy; and

•	preparing the audit committee report required by the SEC rules.
The Audit Committee charter is available on our website at
www.galeratx.com
. The members of the Audit Committee are Mr. Alleva and Mr. Lokay. Mr. Alleva serves as the Chairperson of the committee. Our Board has affirmatively determined that each of Mr. Alleva and Mr. Lokay is independent for purposes of serving on an audit committee under Rule
10A-3
promulgated under the Exchange Act, including those related to Audit Committee membership.
The members of our Audit Committee meet the requirements for financial literacy under the applicable law. In addition, our Board has determined that Mr. Alleva qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation
S-K.
The Audit Committee met five times in 2025.

Compensation Committee
Our Compensation Committee is responsible for assisting the Board in the discharge of its responsibilities relating to the compensation of our executive officers. In fulfilling its purpose, our Compensation Committee has the following principal duties:

•	reviewing and approving, or recommending for approval by the Board, the compensation of our Chief Executive Officer and our other executive officers;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to the Board with respect to director compensation;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” to the extent required;

•	working with our Chief Executive Officer to evaluate our succession plans for the Chief Executive Officer and other executive officers; and

•	preparing the annual compensation committee report, to the extent required by SEC rules.
The Compensation Committee generally considers the Chief Executive Officer’s recommendations when making decisions regarding the compensation of non-employee
directors and executive officers (other than the Chief Executive Officer). Pursuant to the Compensation Committee’s charter, which is available on our website at
www.galeratx.com
, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities.
The Compensation Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time. The Compensation Committee may also delegate to an officer the authority to grant equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans.
The members of our Compensation Committee are Mr. Alleva and Mr. Lokay. Mr. Lokay serves as the Chairperson of the Compensation Committee. Each member of the Compensation Committee qualifies as an independent director and as a
“non-employee
director” as defined in Rule
16b-3
of the Exchange Act.
The Compensation Committee met two times in 2025.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become Board members;

•	recommending to the Board the persons to be nominated for election as directors and to each Board committee;

•	reviewing and making recommendations to the Board with respect to management succession planning;

•	developing and recommending to the Board corporate governance principles; and

•	overseeing an annual evaluation of the Board.
The Nominating and Corporate Governance Committee charter is available on our website at
www.galeratx.com
. The members of our Nominating and Corporate Governance Committee are Mr. Alleva and Mr. Lokay.

Mr. Alleva serves as the Chairperson of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee has the authority to consult with outside advisors or retain search firms to assist in the search for qualified candidates or consider director candidates recommended by our stockholders.
The Nominating and Corporate Governance Committee did not meet in 2025.

EXECUTIVE AND DIRECTOR COMPENSATION
The following is a discussion and analysis of compensation arrangements of our named executive officers. Because we qualify as a “smaller reporting company” under the SEC rules, we have elected to prepare this Proxy Statement and other periodic reports as a “smaller reporting company” consistent with rules of the SEC. Under the scaled disclosure obligations applicable to smaller reporting companies, we are not required to provide, among other things, a Compensation Discussion and Analysis and certain other tabular and narrative disclosures relating to executive compensation.
In 2025, our “named executive officers” and their positions were as follows:

•	J. Mel Sorensen, M.D., President and Chief Executive Officer; and

•	Joel Sussman, Chief Accounting Officer, Treasurer and Secretary
2025 Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for the years ended December 31, 2025 and 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
J. Mel Sorensen, M.D.,	2025	619,479	—	114,342	—	14,000	747,821
President and Chief Executive Officer	2024	619,479	—	—	—	13,800	633,279
Joel Sussman	2025	336,000	20,000	38,114	—	14,000	408,114
Chief Accounting Officer, Treasurer and Secretary	2024	336,000	—	—	—	13,440	349,440

(1)	The amount reflected for Mr. Sussman in 2025 represents a discretionary bonus paid to him in May 2025.
(2)
Represents the grant date fair value of stock options computed in accordance with Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or ASC 718, rather than the amounts paid to or realized by the named executive officer. We provide information regarding the assumptions used to calculate the value of the option awards in Note 12 to our consolidated financial statements included in the Company’s Annual Report on Form
10-K
for the fiscal year ended December 31, 2025.

(3)	Represents company matching contributions under our 401(k) plan.
Narrative Disclosure to Summary Compensation Table
2025 Salaries and Bonus Compensation
Our named executive officers receive a base salary to compensate them for services rendered to our company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role, and responsibilities. The base salaries of our named executive officers are reviewed from time to time and adjusted when our Board or compensation committee determines an adjustment is appropriate.
During 2025, there were no increases in the base salaries of the named executive officers.
In prior years, we maintained a discretionary bonus plan that was designed to motivate and reward our executives, including our named executive officers, for achievements relative to our goals and expectations for each fiscal year. In light of the Company’s financial situation, the Company did not establish a 2025 or 2024 bonus plan, but Mr. Sussman was awarded a $20,000 discretionary bonus in May 2025.

Equity Compensation
We award stock options to our employees, including our named executive officers, as the long-term incentive component of our compensation program. We typically grant stock options to new hires upon their commencing employment with us. Additionally, we may grant stock options at such times as our Board determines appropriate. In 2025, we granted stock options to Dr. Sorensen and Mr. Sussman with respect to 6,000,000 shares and 2,000,000 shares, respectively, which vest in 48 quarterly installments over four years, subject to their continued employment through each applicable vesting date.
Refer to the “Outstanding Equity Awards at 2025 Fiscal Year End” table below for information regarding the stock options held by our named executive officers as of December 31, 2025.
Retirement Plans
We currently maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. We match 100% of contributions made by participants in the 401(k) plan up to 4% of employee contributions. These matching contributions are fully vested when made.
Employee Benefits and Perquisites
All of our full-time employees, including our named executive officers, are eligible on the same terms to participate in our health and welfare plans, including medical, dental, and vision benefits, short-term and long-term disability insurance, and accidental death and dismemberment insurance.
Equity Grant Practices
While the Company does not have a formal grant policy, we have not timed the release of material non-public
information (“MNPI”) based on equity grant dates. In 2025, we did not grant stock options to our named executive officers during any period beginning four business days before the filing or furnishing of a periodic report or current report disclosing MNPI and ending one business day after the filing or furnishing of such report with the SEC.
Outstanding Equity Awards at 2025 Fiscal Year End
The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2025.

Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date
J. Mel Sorensen, M.D.	2/1/2016	338,437	—	2.43	3/2/2026
	1/18/2017	88,710	—	2.68	1/18/2027
	1/10/2019	355,972	—	7.08	1/10/2029
	1/31/2020	186,087	—	14.84	1/30/2030
	1/26/2021	190,000	—	11.99	1/25/2031
	2/28/2022	253,383	11,017	2.24	2/27/2032
	2/25/2023	311,666	128,334	1.78	2/24/2033
	5/1/2025	875,000	5,125,000	0.02	4/30/2035

Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date
Joel Sussman	2/1/2016	32,238	—	2.43	3/2/2026
	1/18/2017	21,429	—	2.68	1/18/2027
	1/10/2019	5,932	—	7.08	1/10/2029
	4/1/2019	35,155	—	9.26	3/29/2029
	1/31/2020	49,623	—	14.84	1/30/2030
	1/26/2021	50,000		11.99	1/25/2031
	2/28/2022	57,500	2,500	2.24	2/27/2032
	2/25/2023	46,041	18,959	1.78	2/24/2033
	5/1/2025	291,666	1,708,334	0.02	4/30/2035

(1)
The unvested portion of the options vests in equal monthly installments until the fourth anniversary of the vesting commencement date, subject to the named executive officer’s continued employment with the company through each applicable vesting date and accelerated vesting in the event the named executive officer’s employment with the company is terminated by the company without cause or by the named executive officer for good reason, in either case, within 12 months following a change in control.

Executive Employment Agreements
We have entered into employment agreements with each of our named executive officers. The employment agreements are for indefinite terms and entitle the named executive officers to the annual base salaries and annual target bonus opportunities, the amount of which for 2025 are described above under the headings “2025 Salaries and Bonus Compensation”.
Following the termination of a named executive officer’s employment for any reason, such named executive officer will be entitled to receive any earned but unpaid bonus for the year prior to the year in which the termination occurs. In addition, if we terminate a named executive officer without “good cause” or he resigns for “good reason” (each as defined below), subject to the executive’s timely executing a release of claims and his continued compliance with certain covenants, the executive is entitled to receive (i) base salary continuation for a period of 12 months; and (ii) direct payment of, or reimbursement for, continued health coverage pursuant to COBRA for up to 12 months in the same percentage contributed by the Company towards the executive’s health plan coverage as in effect immediately prior to the termination date.
If we terminate a named executive officer without “good cause” or the executive resigns for “good reason,” in either case, on or within 12 months following a change in control, then, in lieu of the severance payments and benefits described above, subject to the executive’s timely executing a release of claims and the executive’s continued compliance with certain covenants, the executive is entitled to receive (i) a cash amount equal to one times (or 1.5 times for Dr. Sorensen) the sum of the executive’s annual base salary and target annual bonus for the year of termination, payable over the 12 months (or 18 months for Dr. Sorensen) following the executive’s termination date; (ii) direct payment of, or reimbursement for, continued health coverage pursuant to COBRA for up to 12 months (or 18 months for Dr. Sorensen) in the same percentage contributed by the Company towards the executive’s health plan coverage as in effect immediately prior to the termination date; and (iii) accelerated vesting of all unvested equity or equity-based awards held by the executive that vest solely based on the passage of time, with any such awards that vest based on the attainment of performance-vesting conditions being governed by the terms of the applicable award agreement.
The named executive officers have each agreed to refrain from (i) competing with us while employed and following the executive’s termination of employment for any reason for a period of 12 months and (ii) soliciting our employees, consultants, partners or advisors to accept employment and from soliciting our distributors, suppliers, representatives or agents to terminate or modify their relationship with the Company, in each case, while employed and following the executive’s termination of employment for any reason for a period of 12 months.
For purposes of the employment agreements, “good cause” generally means, subject to certain notice and cure rights, the executive’s (i) refusal to substantially satisfy the material responsibilities and objectives reasonably assigned to the executive; (ii) material breach of the employment agreement or any other agreement between the executive and the Company; (iii) commission of a felony or a crime involving moral turpitude, or the commission of any other act or omission involving dishonesty or fraud with respect to the Company or its customers or suppliers; (iv) sexual harassment, unlawful discrimination or similar behavior; (v) material breach of any confidentiality or non-compete
obligations; (vi) conduct that tends to bring the Company into public disgrace or disrepute; or (vii) gross negligence or willful misconduct with respect to the Company.
For purposes of the employment agreements, “good reason” generally means, subject to certain notice and cure rights, (i) the Company’s failure to comply with the material terms of the employment agreement; (ii) with respect to Dr. Sorensen’s employment agreement only, any requirement by the Company that the executive perform any act which is illegal; (iii) any material reduction in annual base salary, except in connection with across-the-board
salary reductions based on the Company’s financial condition or performance similarly affecting all or substantially all senior management employees; or (iv) any material reduction in the executive’s responsibilities, positions, duties or authority which is not consented to by the named executive officer (and, with respect to Dr. Sorensen’s employment agreement only, which occurs within 12 months after a change in control).
Pay Versus Performance

	Pay Versus Performance
Year(1)	Summary Compensation Table Total for PEO ($)(2)	Compensation Actually Paid to PEO ($)(3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(4)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)(5)	Net Income (Loss) ($ Thousands)
2025	747,821	739,010	408,114	405,941	15.13	149,049
2024	633,279	611,533	631,816	599,385	31.50	(18,957)

(1)	J. Mel Sorensen, M.D. served as the Company’s principal executive officer for the entirety of 2024 and 2025 and the Company’s other named executive officers for the applicable years were as follows:
-	2025: Joel Sussman.
-	2024: Joel Sussman; Christopher Degnan; and Jennifer Evans Stacey.
(2)
Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year in the case of Dr. Sorensen and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for the Company’s named executive officers for the applicable year other than the principal executive officer for such years.

(3)
Amounts reported in this column represent the compensation actually paid to Dr. Sorensen as the Company’s Chief Executive Officer in the indicated fiscal years, based on his total compensation reported in the Summary Compensation Table for the indicated fiscal years and adjusted as shown in the table below:

	PEO
	2025	2024
Summary Compensation Table - Total Compensation(a)	747,821	633,279
- Grant Date Fair Value of Option Awards Granted in Fiscal Year(b)	(114,342)	—

	PEO
	2025	2024
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards Granted in Fiscal Year(c)	93,664	—
+ Change in Fair Value of Outstanding and Unvested Option Awards Granted in Prior Fiscal Years(d)	(1,466)	(16,236)
+ Fair Value at Vesting of Option Awards Granted in Fiscal Year That Vested During Fiscal Year(e)	16,512	—
+ Change in Fair Value as of Vesting Date of Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year(f)	(3,179)	(5,510)
- Fair Value as of Prior Fiscal Year-End of Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	—
= Compensation Actually Paid	739,010	611,533

(a)	Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year.
(b)
Represents the aggregate grant date fair value of the option awards granted to Dr. Sorensen during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.

(c)
Represents the aggregate fair value as of the indicated fiscal year-end
of Dr. Sorensen’s outstanding and unvested option awards granted during such fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.

(d)
Represents the aggregate change in fair value during the indicated fiscal year of the outstanding and unvested option awards held by Dr. Sorensen as of the last day of the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.

(e)
Represents the aggregate fair value at vesting of the option awards that were granted to Dr. Sorensen and vested during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.

(f)
Represents the aggregate change in fair value, measured from the prior fiscal year-end
to the vesting date, of each option award held by Dr. Sorensen that was granted in a prior fiscal year and which vested during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.

(4)
Amounts reported in this column represent the compensation actually paid to the Company’s named executive officers other than Dr. Sorensen in the indicated fiscal year, based on the average total compensation for such named executive officers reported in the Summary Compensation Table for the indicated fiscal year and adjusted as shown in the table below:

	Other Named Executive Officers Average(a)
	2025	2024
Summary Compensation Table—Total Compensation(b)	408,114	631,816
- Grant Date Fair Value of Option Awards Granted in Fiscal Year(c)	(38,114)	—
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards Granted in Fiscal Year(d)	31,221	—
+ Change in Fair Value of Outstanding and Unvested Option Awards Granted in Prior Fiscal Years(e)	(219)	(2,658)

	Other Named Executive Officers Average(a)
	2025	2024
+ Fair Value at Vesting of Option Awards Granted in Fiscal Year That Vested During Fiscal Year(f)	5,504	—
+ Change in Fair Value as of Vesting Date of Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year(g)	(565)	(20,154)
- Fair Value as of Prior Fiscal Year-End of Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year(h)	—	(9,619)
= Compensation Actually Paid	405,941	599,385

(a)	Please see footnote 1 for the named executive officers included in the average for each indicated fiscal year.
(b)	Represents the average Total Compensation as reported in the Summary Compensation Table for the reported named executive officers in the indicated fiscal year.
(c)
Represents the average aggregate grant date fair value of the option awards granted to the reported named executive officers during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.

(d)
Represents the average aggregate fair value as of the indicated fiscal year-end
of the reported named executive officers’ outstanding and unvested option awards granted during such fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.

(e)
Represents the average aggregate change in fair value during the indicated fiscal year of the outstanding and unvested option awards held by the reported named executive officers as of the last day of the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.

(f)
Represents the average aggregate fair value at vesting of the option awards that were granted to the reported named executive officers and vested during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.

(g)
Represents the average aggregate change in fair value, measured from the prior fiscal year-end
to the vesting date, of each option award held by the reported named executive officers that was granted in a prior fiscal year and which vested during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.

(h)
Represents the average aggregate fair value as of the last day of the prior fiscal year of the reported named executive officers’ option awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.

(5)
Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2023 in our common stock. Historic stock price performance is not necessarily indicative of future stock price performance.

Relationship Between Pay and Performance
We believe the “Compensation Actually Paid” in each of the years reported above and over the two-year
cumulative period are reflective of the Compensation Committee’s emphasis on
“pay-for-performance”
as the “Compensation Actually Paid” fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against pre-established
performance goals used to determine our named executive officers’ annual bonus payouts.

$800,000
$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$0
-$100,000
$35.00
$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
2024
2025
CAP PEO
CAP Avg NEOs
Net Income ($ Thousands)
Company TSR

Narrative Disclosure to 2025
Non-Employee
Director Compensation Table
We maintain a compensation program for our
non-employee
directors under which each
non-employee
director was eligible to receive the following amounts for their services on our Board during 2025:

•	An annual director fee of $35,000;

•	If the director serves as lead independent director or chair or on a committee of our Board, an additional annual fee as follows:

○	Chair of the Board or lead independent director, $25,000;

○	Chair of the audit committee, $15,000;

○	Audit committee member other than the chair, $7,500;

○	Chair of the compensation committee, $10,000;

○	Compensation committee member other than the chair, $5,000;

○	Chair of the nominating and corporate governance committee, $8,000; and

○	Nominating and corporate governance committee member other than the chair, $4,000.
Director fees under the program are payable in arrears in four equal quarterly installments not later than the fifteenth day following the final day of each calendar quarter, provided that the amount of each payment will be prorated for any portion of a quarter that a director is not serving on our Board.

Under our director compensation program, each
non-employee
director may elect, on an annual basis, to receive one or more options to purchase shares of common stock in lieu of the director’s annual cash fee for Board and committee service for such year. The number of shares subject to any such option is determined by dividing the cash amount of the retainer by the Black-Scholes value of the option, computed in accordance with the terms of the director compensation program on the applicable grant date. Each such option will vest in equal quarterly installments, subject to the non-employee
director’s continued service as a
non-employee
director or on the applicable committee through each applicable vesting date.
2025 Director Compensation
The following table sets forth the compensation earned by our non-employee
directors for their service on our Board during 2025. Dr. Sorensen also serves on our Board but is not separately compensated for such service. Please see the “2025 Summary Compensation Table” for the compensation received by Dr. Sorensen with respect to 2025.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)
Lawrence Alleva	$63,000	$1,649	$64,649
Nancy Chang, Ph.D.	35,000	3,297	38,297
Michael Friedman	35,000	3,297	38,297
Kevin Lokay	56,500	1,649	58,149

(1)	Represents the annual retainer earned under our director compensation program for service on our Board during 2025.
(2)
Represents the grant date fair value of stock options computed in accordance with Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or ASC 718, rather than the amounts paid to or realized by the non-employee
director. We provide information regarding the assumptions used to calculate the value of the option awards in Note 12 to our consolidated financial statements included in the Company’s Annual Report on Form
10-K
for the fiscal year ended December 31, 2025. As of December 31, 2025, the aggregate number of options (exercisable and unexercisable) held by each non-employee
director were as follows: Mr. Alleva: 181,812; Dr. Chang: 96,000; Mr. Friedman: 96,000; and Mr. Lokay: 150,552. None of our
non-employee
directors held stock awards with respect to shares of Company common stock as of December 31, 2025.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to holdings of our common stock by (i) stockholders who beneficially owned more than 5% of the outstanding shares of our common stock, and (ii) each of our directors (which includes all nominees), each of our named executive officers and all directors and executive officers as a group as of April 10, 2026, unless otherwise indicated. The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Applicable percentage ownership is based on 160,429,783 shares of common stock outstanding as of April 10, 2026. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 10, 2026 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed below is 101 Lindenwood Drive, Suite 225, Malvern, Pennsylvania 19355. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% or Greater Stockholders
Emerald Bioventures, LLC (1)	40,216,160	25.1%
Affiliates of Ikarian Capital, LLC (2)	30,579,731	9.9%
Yair Schneid (3)	10,823,610	6.7%
Par Hyare (4)	8,666,712	5.4%
Named Executive Officers and Directors
J. Mel Sorensen, M.D. (5)	3,262,698	2.0%
Joel Sussman (6)	816,617	*
Nancy Chang, Ph.D. (7)	8,870,876	5.5%
Lawrence Alleva (8)	192,182	*
Michael Friedman (9)	45,333	*
Kevin Lokay (10)	150,552	*
All executive officers and directors as a group (6 persons) (11)	13,338,258	8.1%

*	Less than one percent.
(1)	Based on the prior conversion of a portion of Series B Non-Voting Convertible Preferred Stock into shares of common stock.
(2)

Based in part on Schedule 13G filed with the SEC on February 14, 2025. Consists of: (i) 11,398,346 shares of common stock and 10,349,959 pre-funded warrants held by Ikarian Healthcare Master Fund LP; (ii) 3,445,787 shares of common stock and 3,128,855 pre-funded warrants held by Boothbay Absolute Return Strategies LP; and (iii) 1,182,787 shares of common stock and 1,073,997 pre-funded warrants held by Boothbay Diversified Alpha Master Fund LP. However, the warrants cannot be exercised in an amount that would cause these entities to collectively hold over 9.99% of the Company’s capital stock. The business address of Ikarian Healthcare Master Fund LP is 100 Crescent Court, Suite 1620, Dallas, TX 75201. The business address of each of Boothbay Absolute Return Strategies LP and Boothbay Diversified Alpha Master Fund LP is 140 E. 45th Street, 14FL, New York, NY 10017.

(3)	Based on Schedule 13G/A filed with the SEC on May 16, 2024. Consists of 10,823,610 shares of our common stock held of record by Yair Schneid. Mr. Schneid is deemed to have sole voting and dispositive power with regard to such shares. Does not include 3,178,137 shares of common stock held by Rochel Soffer individually and 2,750,000 shares of common stock held by Alpha Pharma Investments LLC. Rochel Soffer is the spouse of Mr. Schneid and is also the sole member of Alpha Pharma Investments LLC. Rochel Soffer has voting and dispositive power of Alpha Pharma Investments LLC and is therefore deemed the beneficial owner of such securities. Mr. Schneid disclaims beneficial ownership of all securities owned by Rochel Soffer and Alpha Pharma Investments LLC, except to the extent of their pecuniary interest therein, if any. The mailing address of Mr. Schneid is 1 Wood Lane, Suffern, NY 10901.
(4)	Based on the prior conversion of a portion of Series B Non-Voting Convertible Preferred Stock into shares of common stock.
(5)	Consists of 195,029 shares of our common stock and 3,067,669 shares of our common stock underlying stock options exercisable within 60 days of April 10, 2026.
(6)	Consists of 816,617 shares of our common stock underlying stock options exercisable within 60 days of April 10, 2026.
(7)	Consists of 8,825,543 shares of our common stock and 45,333 shares of our common stock underlying stock options exercisable within 60 days of April 10, 2026.
(8)	Consists of 10,370 shares of our common stock and 181,812 shares of our common stock underlying stock options exercisable within 60 days of April 10, 2026.
(9)	Consists of 45,333 shares of our common stock underlying stock options exercisable within 60 days of April 10, 2026.
(10)	Consists of 150,552 shares of our common stock underlying stock options exercisable within 60 days of April 10, 2026.
(11)	Consists of 9,030,942 shares of our common stock and 4,307,316 shares of our common stock underlying stock options exercisable within 60 days of April 10, 2026.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10 percent of a registered class of our equity securities (“Reporting Persons”), to file with the SEC reports of ownership and reports of changes in ownership of our common stock and our other equity securities. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of such reports received or written representations from certain Reporting Persons, the Company believes that during the fiscal year ended December 31, 2025, all Reporting Persons complied with all applicable requirements.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions

Our Board has adopted a written Related Person Transaction Policy, setting forth the policies and procedures for the review and approval or ratification of related person transactions. Under the policy, our finance department is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If our finance department determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our Chief Financial Officer is required to present to the Audit Committee all relevant facts and circumstances relating to the related person transaction. Our Audit Committee must review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Business Conduct and Ethics, and either approve or disapprove the related person transaction. If advance Audit Committee approval of a related person transaction requiring the Audit Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chair of the Audit Committee subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related person, then upon such recognition the transaction will be presented to the Audit Committee for ratification at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Our management will update the Audit Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then current related person transactions. No director may participate in approval of a related person transaction for which he or she is a related person.

The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding common stock, or any member of the immediate family of any of the foregoing persons, since January 1, 2024, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive and Director Compensation.”

Consulting Services from IntellectMap Corporation

Since February 2018, IntellectMap Corporation has provided advisory services to the Company on cybersecurity issues. The chief executive officer of IntellectMap is the brother of J. Mel Sorensen, M.D., our Chief Executive Officer and a member of our Board. Fees incurred by the Company with respect to IntellectMap during each of the years ended December 31, 2025 and 2024 were $0.2 million.

Director and Officer Indemnification and Insurance

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Nova Pharmaceuticals, Inc. Acquisition

In connection with the acquisition of Nova, Dr. Chang and Mr. Friedman, now members of the Board, received 1,841.92 and 8,326.269 shares of the Company’s Series B Preferred Stock, respectively, in exchange for shares of common stock of Nova held immediately prior to the closing of such acquisition. In April 2026, the Company effected the conversion of approximately 64% of the outstanding Series B Preferred Stock into a corresponding number of shares of common stock, based on a conversion ratio of 1,000 shares of common stock for each share of Series B Preferred Stock. When the remainder of Series B Preferred Stock held by Dr. Chang and Mr. Friedman are converted into common stock, Dr. Chang and Mr. Friedman will have been issued a total of 1,841,919 and 8,326,268 shares of common stock, respectively. In addition to her shares of Series B Preferred Stock, Dr. Chang also purchased, and was issued, 7,644,932 shares of common stock upon the closing of the December 2024 private placement.

Private Placement

On December 30, 2024, we entered into a Securities Purchase Agreement with certain institutional and accredited investors, pursuant to which we agreed to issue and sell an aggregate of 44,111,260 shares of common stock and pre-funded warrants at an aggregate purchase price of $2,885,000 (the “Private Placement”). The table below sets forth the number of shares of common stock and pre-funded warrants purchased by our directors, executive officers or holders of more than 5% of our capital stock, including entities that became related parties as a result of the Private Placement:

Related Person	Shares of Common Stock	Pre-Funded Warrants	Aggregate Purchase Price
Nancy Chang	7,644,932	0	$500,000
Affiliates of Ikarian Capital, LLC (1)	7,538,691	23,041,040	$2,000,000

(1)

Consists of: (i) 5,361,517 shares of common stock and 16,386,788 pre-funded warrants held by Ikarian Healthcare Master Fund LP; (ii) 1,620,818 shares of common stock and 4,953,824 pre-funded warrants held by Boothbay Absolute Return Strategies LP; and (iii) 556,356 shares of common stock and 1,700,428 pre-funded warrants held by Boothbay Diversified Alpha Master Fund LP.

PIPE Registration Rights Agreement

We and the investors who participated in the Private Placement entered into a Registration Rights Agreement, dated as of December 30, 2024 (the “PIPE Registration Rights Agreement”), pursuant to which, among other things, we agreed to prepare and file a resale registration statement with the SEC within 90 calendar days following the closing of the Private Placement (the “Filing Deadline”) providing for the resale by the investors of the shares of common stock held by the investors and the shares of common stock underlying the pre-funded warrants held by the investors. We agreed to use commercially reasonable efforts to cause the resale registration statement to be declared effective by the SEC as soon as practicable, but in any event no later than within 30 calendar days of the Filing Deadline (or within 60 calendar days if the SEC reviews the registration statement), subject to specified exceptions and suspension rights as are set forth in the Registration Rights Agreement.

Friedman Independent Contractor Agreement

In March 2025, the Company entered into an Independent Contractor Agreement with Mr. Friedman (the Contractor Agreement) to provide corporate and business development services, with an effective date of January 1, 2025. Mr. Friedman will be paid $10,000 per month for the duration of the Contractor Agreement. The Contractor Agreement has a one-year term, with automatic renewals for successive one-year terms unless earlier terminated. The Contractor Agreement can be terminated by either party upon 30 days’ prior notice. Fees incurred by the Company with respect to Mr. Friedman during the year ended December 31, 2025 were $0.1 million.

Letter Agreement with Joel Sussman

On February 6, 2026, the Company entered into a letter agreement with Joel Sussman, the Company’s Chief Accounting Officer, Treasurer, and Secretary and one of its named executive officers, providing for retention-based cash bonus payments in connection with the timely completion and filing by the Company of certain reporting obligations. Under the agreement, Mr. Sussman is eligible to receive up to $250,000 in aggregate retention bonus payments. Any retention bonuses paid under the agreement will reduce, on a dollar-for-dollar basis, any severance payments Mr. Sussman may otherwise become entitled to under his existing employment agreement. In the event of an involuntary termination of Mr. Sussman’s employment (other than for cause) or if Mr. Sussman terminates for good reason, any unpaid retention bonus will be paid without regard to satisfaction of the applicable conditions.

STOCKHOLDER PROPOSALS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2027 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 101 Lindenwood Drive, Suite 225, Malvern, Pennsylvania 19355 in writing by [●].

Stockholders intending to present a proposal at the 2027 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting. For the 2027 Annual Meeting of Stockholders, any such proposal or nomination must be received by February 7, 2027 and not earlier than January 8, 2027. However, in the event that the date of the 2027 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2027 Annual Meeting and not later than the close of business on the 90th day prior to the 2027 Annual Meeting or, if later, the close of business on 10th day following the day on which public disclosure of the date of such meeting is first made by us. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Secretary. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with the additional requirements of Rule 14a-19(b) under the Exchange Act.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

OTHER MATTERS

Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.

SOLICITATION OF PROXIES

The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. We will reimburse the brokerage houses and other persons for their reasonable out-of-pocket expenses in connection with this distribution. We have also engaged Campaign Management LLC (“Campaign Management”), a proxy solicitation firm, to solicit proxies on the Board’s behalf. We expect to pay Campaign Management a fee of approximately $15,000.00, plus additional costs for certain supplemental items and reimbursement for reasonable out-of-pocket expenses incurred in the process of soliciting proxies.

In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.

GALERA’S ANNUAL REPORT ON FORM 10-K

A copy of Galera’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 10, 2026 without charge upon written request addressed to:

Galera Therapeutics, Inc.

Attention: Secretary

101 Lindenwood Drive, Suite 225

Malvern, Pennsylvania 19355

A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 at www.galeratx.com.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

[●], 2026

APPENDIX A

CERTIFICATE OF AMENDMENT

TO THE

RESTATED CERTIFICATE OF INCORPORATION

OF

GALERA THERAPEUTICS, INC.

(Pursuant to Sections 141 and 242 of the

General Corporation Law of the State of Delaware)

Galera Therapeutics, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”), hereby certifies as follows:

1. This Certificate of Amendment amends the provisions of the Corporation’s Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on November 12, 2019 (the “Certificate of Incorporation”).

2. The first sentence of Article FOURTH of the Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 410,000,000 shares, consisting of (a) 400,000,000 shares of Common Stock, $0.001 par value per share (“Common Stock”), and (b) 10,000,000 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”).

3. This amendment was duly adopted in accordance with the provisions of Sections 141 and 242 of the Delaware General Corporation Law.

4. All other provisions of the Certificate of Incorporation shall remain in full force and effect.

* * * * *

A-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed on this [____] day of [_________], [________].

GALERA THERAPEUTICS, INC.

By:
Name:	J. Mel Sorensen
Title:	President and Chief Executive Officer

A-2

APPENDIX B

CERTIFICATE OF AMENDMENT

TO THE

RESTATED CERTIFICATE OF INCORPORATION

OF

GALERA THERAPEUTICS, INC.

(Pursuant to Sections 141 and 242 of the

General Corporation Law of the State of Delaware)

Galera Therapeutics, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”), hereby certifies as follows:

1. This Certificate of Amendment amends the provisions of the Corporation’s Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on November 12, 2019 (the “Certificate of Incorporation”).

2. Article NINTH of the Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

Any action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting.

3. This amendment was duly adopted in accordance with the provisions of Sections 141 and 242 of the Delaware General Corporation Law.

4. All other provisions of the Certificate of Incorporation shall remain in full force and effect.

* * * * *

B-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed on this [____] day of [_________], [________].

GALERA THERAPEUTICS, INC.

By:
Name:	J. Mel Sorensen
Title:	President and Chief Executive Officer

B-2

APPENDIX C

CERTIFICATE OF AMENDMENT

TO THE

RESTATED CERTIFICATE OF INCORPORATION

OF

GALERA THERAPEUTICS, INC.

(Pursuant to Section 242 of the

General Corporation Law of the State of Delaware)

Galera Therapeutics, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”), hereby certifies as follows:

1. This Certificate of Amendment amends the provisions of the Corporation’s Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on November 12, 2019 (the “Certificate of Incorporation”).

2. Article FOURTH of the Certificate of Incorporation is hereby amended to include a new Subsection 5 of Section A as follows:

5. Reverse Stock Split. Upon the filing and effectiveness of this Certificate of Amendment to the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, every [●]1 shares of Common Stock either issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time (as defined below) shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock without increasing or decreasing the par value of any share (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Each holder who would otherwise be entitled to a fraction of a share of Common Stock upon the Reverse Stock Split (after aggregating all fractions of a share to which such stockholder would otherwise be entitled) shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Corporation’s Common Stock as reported on the OTCQB Market on the last trading day prior to the Effective Time (with such closing price proportionally adjusted to give effect to the Reverse Stock Split).

3. This amendment was duly adopted in accordance with the provisions of Sections 141 and 242 of the Delaware General Corporation Law.

4. All other provisions of the Certificate of Incorporation shall remain in full force and effect.

5. The foregoing amendment shall be effective as of 11:59 p.m., Eastern Time, on [DATE] (the “Effective Time”).

* * * * *

[1]

This amendment approves the combination of not less than 75 nor more than 200 shares of the Corporation’s Common Stock into one share of the Corporation’s Common Stock, with the specific ratio and the implementation and timing of such Reverse Stock Split to be determined in the discretion of the Board of Directors.

C-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed on this [____] day of [_________], [________].

GALERA THERAPEUTICS, INC.

By:
Name:	J. Mel Sorensen
Title:	President and Chief Executive Officer

C-2

SUBJECT TO COMPLETION - DATED APRIL 10, 2026 GALERA THERAPEUTICS, INC 101 LINDENWOOD DRIVE, SUITE 225 MALVERN, PA 19355 VOTE BY INTERNET Before The Meeting - Go to www.proxvvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information Vote by 11:59 P.M. ET on May 7, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form During The Meeting- Go to www.virtualshareholdermeeting.com/GRTX2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions VOTE BY PHONE- 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11 59 PM. ET on May 7, 2026 Have your proxy card in hand when you call and then follow the instructions VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS V94604-P52 52 0 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. GALERA THERAPEUTICS, INC. The Board of Directors recommends you vote FOR the following: 1 a. Election of Class Ill Director. Nominee: 1 aa J. Mel Sorensen, M.D. 1 b. Election of Class I Directors. For Withhold The Board of Directors recommends you vote 1 Year on the following proposal: 4. To approve, on an advisory basis, the frequency 1 Year 2 Years 3 Years Abstain of holding future advisory votes to approve the compensation of the Company’s named executive officers. The Board of Directors recommends you vote FOR the following proposals: 5.To approve an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 200 million shares to 400 million shares. 6. To approve an amendment to the Company’s Restated Certificate of Incorporation to permit stockholders to act by written consent in lieu of a meeting. For Against Abstain Nominees: 1 ba Nancy Chang, Ph.D. 1 bb Michael Friedman For Withhold The Board of Directors recommends you vote FOR the following proposals: 2. To ratify, on an advisory basis, the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. For Against Abstain 3. To approve, on an advisory basis, the compensation paid to the Company’s named executive officers. HOUSEHOLDING ELEGION - Please indicate if you consent to receive certain future investor communications in a single package per household. 7. To approve an amendment to the Company’s Restated Certificate of Incorporation that would effect a reverse stock split at a ratio between 1 :75 and 1 :200, if and when determined by our Board of Directors. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] date Yes No

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. GALERA THERAPEUTICS, INC. Annual Meeting of Stockholders May 8, 2026 10:00 AM ET This proxy is solicited by the Board of Directors The undersigned stockholder(s) of Galera Therapeutics, Inc. hereby appoint(s) J. Mel Sorensen, M.D. and Joel Sussman, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of GALERA THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM ET on May 8, 2026, via a live webcast at www.virtualshareholdermeeting.com/GRTX2026, and any adjournment, continuation or postponement thereof. Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side